REVOLVING CREDIT AGREEMENT

                                     between

                       D.R. HORTON, INC., as the Borrower

                                       and

                   PNC BANK, NATIONAL ASSOCIATION, as the Bank




                            Dated September 17, 1996

                                TABLE OF CONTENTS

                                                                            Page
1. DEFINITIONS                                                               1

2. LOANS                                                                     15
         2.1 Extension of Credit                                             15
         2.2 Manner of Borrowing and Disbursement Under Revolving Loan       15
         2.3 Interest on Revolving Loan                                      16
         2.4 Unused Fee on Revolving Loan                                    16
         2.5 Termination of Revolving Loan Commitment                        16
         2.6 Note and Loan Account                                           17
         2.7 Repayment of Loans                                              17
         2.8 Manner of Payment                                               17
         2.9 Application of Payments                                         18
         2.10 Additions and Deletions of Guarantors                          18

3. INVENTORY AND FUNDING AVAILABILITY                                        19
         3.1 Loan Funding Availability                                       19

4. LOAN DISBURSEMENTS                                                        21
         4.1 Prior to the First Disbursement                                 21
         4.2 Subsequent Disbursement                                         22

5. BORROWER'S COVENANTS, AGREEMENTS, REPRESENTATIONS AND
    WARRANTIES                                                               23
         5.1 Payment                                                         23
         5.2 Performance                                                     23
         5.3 Additional Information                                          23
         5.4 Quarterly Financial Statements and Other Information            23
         5.5 Compliance Certificates                                         24
         5.6 Annual Financial Statements and Information Certificate
             of Default                                                      24
         5.7 Financial and Inventory Covenants                               24
         5.8 Other Financial Documentation                                   25
         5.9 Relating to Multibank Loan Agreement                            25
         5.10 Payment of Contractors                                         26
         5.11 Inspection and Appraisal                                       26
         5.12 Fees and Expenses                                              26
         5.13 Hazardous Substances                                           26
         5.14 Insurance                                                      27
         5.15 Litigation                                                     28
         5.16 Reportable Event                                               28
         5.17 Secured Indebtedness                                           28

6. DEFAULT AND REMEDIES                                                      28
         6.1 Defaults                                                        28
         6.2 Remedies                                                        31
         6.3 Waivers                                                         31
         6.4 Cross-Default                                                   32
         6.5 No Liability of the Bank                                        32

7. REGARDING THE MULTIBANK LOAN AGREEMENT                                    32
         7.1 Subsequent Amendment of Multibank Loan Agreement                32
         7.2 Notice of Amendment                                             33
         7.3 Bank's Right to Subsequent Amendment                            33

8. GENERAL CONDITIONS                                                        33
         8.1 Benefit                                                         33
         8.2 Assignment                                                      33
         8.3 Amendment and Waiver                                            34
         8.4 Additional Obligations and Amendments                           34
         8.5 [Reserved]                                                      34
         8.6 Terms                                                           34
         8.7 Governing Law and Jurisdiction                                  34
         8.8 [Reserved]                                                      35
         8.9 Attorney's Fees                                                 35
         8.10 Mandatory Arbitration                                          35
         8.11 Invalidation of Provisions                                     36
         8.12 Execution in Counterparts                                      36
         8.13 Captions                                                       36
         8.14 Notices                                                        36
         8.15 Final Agreement                                                37

                                    Exhibits

Exhibit A      -  Form of Inventory Quarterly Report

Exhibit B      -  Form of Inventory Summary Report

Exhibit C      -  Form of Request for Advance

Exhibit D      -  Form of Quarterly Compliance Certificate

                                    Schedule

Schedule 1.70 - Subsidiaries of the Borrower

                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT ("Agreement") dated as of September 17, 1996 is by and between D. R. HORTON, INC., a Delaware corporation (the "Borrower") and PNC BANK, NATIONAL ASSOCIATION ("the Bank").
         IN CONSIDERATION of the sum of TEN AND NO/100 DOLLARS ($l0.00) in hand paid by each party to the other and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the undersigned, the undersigned hereby covenant and agree as follows:

                                  1.DEFINITIONS

         For the purposes of this Agreement, the words and phrases set forth below shall have the following meanings:

         1.1 Acquisition Cost.

                  If the subject Developed Lot or Land Parcel was purchased individually, the Acquisition Cost for such Developed Lot or Land Parcel shall be the actual purchase price and closing costs approved by the Bank and paid by the Borrower or its Restricted Subsidiaries for the acquisition of such individual Developed Lot or Land Parcel excluding Administrative Costs, together with all applicable Development Costs. If the subject Developed Lot or Land Parcel was part of a larger group of Developed Lots or Land Parcels, the Acquisition Cost for such Developed Lot or Land Parcel shall be the pro rata portion of the overall actual purchase price and closing costs approved by the Bank and paid by the Borrower and its Restricted Subsidiaries for the acquisition of such larger group of Developed Lots or Land Parcels allocable to the subject Developed Lot or Land Parcel excluding Administrative Costs, together with a pro rata portion of all applicable Development Costs.

         1.2 Administrative Costs.

                  Costs and expenses incurred by the Borrower or its Restricted Subsidiaries in connection with (a) the marketing and selling of Inventory which is part of the Loan Inventory and (b) the administration, management and operation of the Borrower's and its Restricted Subsidiaries' businesses (excluding without limitation Interest Expense and fees payable hereunder).

         1.3 Advance or Advances.

                  Amounts  advanced  by the  Bank to the  Borrower  pursuant  to
Article 2 hereof on the occasion of any borrowing.

         1.4 Affiliate.

                  Any Person (other than a Person whose sole relationship with the Borrower is as an employee) directly or indirectly controlling, controlled by, or under common control with the Borrower. For purposes of this definition, "control" when used with respect to any Person means the direct or indirect beneficial ownership of more than twenty percent (20%) of the voting securities or voting equity or partnership interests of such Person or the power to direct or cause the direction of the management and policies of such Person, whether by control or otherwise.

         1.5 Agreement.

                  This Revolving Credit Agreement.

         1.6 Agreement Date.

                  The date as of which the Borrower and the Bank execute this Agreement.

         1.7 Applicable Law.

                  In respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including without limitation all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         1.8 Authorized Signatory.

                  With respect to the Borrower, such personnel of the Borrower as set forth in an incumbency certificate of the Borrower delivered to the Bank on the Agreement Date (or any duly executed incumbency certificate delivered after the Agreement Date) and certified therein as being duly authorized by the Borrower to execute documents, agreements and instruments on behalf of the Borrower.

         1.9 Available Revolving Loan Commitment.

                  As of any date of determination, an amount equal to the lesser of (a) the Revolving Loan Commitment or (b)(i) the Loan Funding Availability less (ii) the sum of (A) the principal amount of the Revolving Loan then outstanding and (B) the outstanding principal balances of all unsecured Indebtedness for Money Borrowed (excluding capitalized lease obligations, notes payable for insurance premiums, non-recourse promissory notes for seller financing and promissory notes issued as earnest money for contracts).

         1.10 Bank.

                  PNC Bank, National Association.

         1.11 Borrower.

                  D. R. Horton, Inc., a Delaware corporation.

         1.12 Business Day.

                  A day on which the Bank is not authorized or required to be closed and foreign exchange markets are open for the transaction of business required for this Agreement in New Jersey.

         1.13 Change of Control.

                  Either  (i)  any  sale,   lease  or  other  transfer  (in  one
transaction or a series of transactions) of all or substantially all of the consolidated assets of the Borrower and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary of the Borrower), provided that a transaction where the holders of all classes of Common Equity of the Borrower immediately prior to such transaction own, directly or indirectly, 50% or more of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control; (ii) a "person" or "group" within the meaning of Section 13(d) of the Exchange Act (other than the Borrower or Donald R. Horton, his wife, children or grandchildren, or Terrill J. Horton, or any trust or other entity formed or controlled by Donald R. Horton, his wife, children or grandchildren, or Terrill J. Horton) becomes the "beneficial owner" (as defined in Rule 13d-8 under the Exchange Act) of Common Equity of the Borrower representing more than 50% of the voting power of the Common Equity of the Borrower; (iii) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Borrower; or (iv) the stockholders of the Borrower approve any plan or proposal for the liquidation or dissolution of the Borrower, provided that a liquidation or dissolution of the Borrower which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (i) above shall not constitute a Change of Control.

         1.14 Change of Management.

                  Donald R. Horton shall cease to serve either as Chairman of the Board of Directors of the Borrower or as President of the Borrower.

         1.15 Code.

                  Internal Revenue Code of 1986, as amended.

         1.16 Common Equity.

                  With respect to any Person, capital stock of such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

         1.17 Construction Costs.

                  All costs accepted by the Bank actually incurred by the Borrower or its Restricted Subsidiaries with respect to the construction of a Dwelling as of the date of determination by the Bank excluding (a) projected costs and costs for materials or labor not yet delivered to provided to or incorporated into such Dwelling and (b) Administrative Costs.

         1.18 Continuing Director.

                  A director who either was a member of the board of directors of the Borrower on the Agreement Date or who became a director of the Borrower subsequent to such date and whose election, or nomination for election by the Borrower's stockholders, was duly approved by a majority of the Continuing Directors on the board of directors of the Borrower at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Borrower on behalf of the entire board of directors of the Borrower in which such individual is named as nominee for a director.

          1.19 Default.

                  Any of the events specified in Section 6.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

          1.20 Default Rate.

                  A simple per annum interest rate equal to the sum of (a) the Revolving Loan Rate, as the case may be, plus (b) two hundred basis points (2%).

          1.21 Developed Lots.

                  Subdivision lots owned by the Borrower or its Restricted Subsidiaries, subject to a recorded plat, which the Borrower has designated and the Bank has accepted to be included and are included as "Developed Lots" in the calculation of the Loan Funding Availability (exclusive of any Dwelling Lot). An individual Developed Lot is sometimes referred to herein as a "Developed Lot."

         1.22 Development Costs.

                  All costs accepted by the Bank actually incurred by the Borrower and its Restricted Subsidiaries with respect to the development of a Land Parcel into a Developed Lot or Developed Lots as of the date of determination by the Bank excluding (a) projected costs and costs for materials or labor not yet delivered to, provided to or incorporated into such parcel of land and (b) Administrative Costs.

         1.23 Dwelling.

                  A house which the Borrower or any Restricted Subsidiary has constructed or is constructing on a Developed Lot which has been designated as a Dwelling Lot.

         1.24 Dwelling Lots.

                  Developed Lots with Dwellings which the Borrower or any Restricted Subsidiary has designated and the Bank has accepted to be included and are included as "Dwelling Lots" in the calculation of the Loan Funding Availability. The term "Dwelling Lot" includes the Dwelling located thereon. An individual Dwelling Lot is sometimes referred to herein as a "Dwelling Lot."

         1.25 EBITDA.

                  With respect to the Borrower and all Restricted Subsidiaries, earnings for the preceding twelve (12) months (including without limitation dividends from Unrestricted Subsidiaries, including without limitation net income (or loss) of any Person that accrued prior to the date that such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Borrower or any of its Restricted Subsidiaries) before interest incurred, state and federal income taxes paid, franchise taxes paid and depreciation and amortization, all in accordance with GAAP.

         1.26 ERISA.

                  The Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

         1.27 ERISA Affiliate.

                  (a) Any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is the Borrower, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with the Borrower,
(c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with the Borrower, or (d) any other entity required to be aggregated with the Borrower pursuant to regulations under Code Section 414(o).

         1.28 Event of Default.

                  Any event specified in Section 6.1 hereof and any other event which with any passage of time or giving of notice (or both) would constitute such Event of Default.

         1.29 Exchange Act.

                  The Securities Exchange Act of 1934, as amended.

         1.30 Federal Funds Effective Rate.

                  As of any date, the "Federal Funds Effective Rate" for each relevant month as published in the Federal Reserve Statistical Release H.15
(519), as published by the Board of Governors of the Federal Reserve System, or any successor publication published by the Board of Governors of the Federal Reserve System.

         1.31 Financial Covenant Carve Out.

                  Any acquisition of Inventory, which the Borrower has elected to exclude from the calculation of the covenants set forth in Sections 5.7(a),
(b), (g), (h) and (i) hereof; provided, however, that no acquisition may qualify as a "Financial Covenant Carve Out" if (a) the Borrower has elected to have an acquisition designated as a "Financial Covenant Carve Out" in the preceding twelve (12) calendar month period; (b) such acquisition has already been designated as a "Financial Covenant Carve Out" on the last day of each of the two (2) fiscal quarter ends immediately following the date of such acquisition;
(c) contemporaneously with delivery by the Borrower of the notice of designation of an acquisition as a "Financial Covenant Carve Out," the Borrower fails to deliver to the Bank a plan of action reflecting that the Borrower will be in compliance (after giving effect to such acquisition) with the covenants in Sections 5.7(a), (b), (g), (h) and (i) hereof on or prior to the last day of the third fiscal quarter following the date of such acquisition; and (d) the acquisition in question would, if it were included in the compliance calculations, cause (1) the ratio of Notes Payable to Tangible Net Worth to exceed (A) as of the last day of each fiscal quarter of the Borrower in 1996,
1.9 to 1 and (B) as of the last day of each fiscal quarter of the Borrower in 1997 prior to the Revolving Loan Maturity Date, 2.1 to 1 or (2) the ratio of Total Liabilities to Tangible Net Worth to exceed (A) as of the last day of each fiscal quarter of the Borrower in 1996, 2.25 to 1 and (B) as of the last day of each fiscal quarter of the Borrower in 1997 prior to the Revolving Loan Maturity Date, 2.5 to 1.

         1.32 Fixed Charges.

                  The aggregate consolidated interest incurred of the Borrower and its Restricted Subsidiaries for the most recently completed four (4) fiscal quarters for which results have been reported to the Bank.

         1.33 Fixed Charges Coverage Ratio.

                  The ratio of the Borrower's EBITDA to Fixed Charges.

         1.34 Force Majeure Delay.

                  A delay to the development of a Lot Under Development or a delay to the construction of a Dwelling which is caused by fire, earthquake or other acts of God, strike, lockout, acts of public enemy, riot, insurrection or governmental regulation of the sale or transportation of materials, supplies or labor, provided that the Borrower furnishes the Bank with written notice of any such delay within ten (10) days from the commencement of any such delay and provided that the period of the Force Majeure shall not exceed the period of delay caused by such event.

         1.35 Funding Period.

                  A period commencing on the day immediately following the date that the Loan Funding Availability is established pursuant to Section 3.1(c) hereof by the Bank and ending on the date that the Loan Funding Availability next is established pursuant to Section 3.1(c) hereof by the Bank.

         1.36 GAAP.

                  As in effect as of the Agreement Date, generally accepted accounting principles consistently applied.

         1.37 Governmental Authority.

                  Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.38 Guarantors.

        DRH Construction, Inc., a Delaware corporation
        D.R. Horton, Inc. - Albuquerque, a Delaware corporation
        D.R. Horton, Inc. - Minnesota, a Delaware corporation
        D.R. Horton Los Angeles Holding Company, Inc., a California corporation D.R. Horton Los Angeles Management Company, Inc., a California corp. D.R. Horton Los Angeles No. 9, Inc., a California corporation
        D.R. Horton Los Angeles No. 10, Inc., a California corporation
        D.R. Horton Los Angeles No. 11, Inc., a California corporation
        D.R. Horton, Inc. - Birmingham, a Delaware corporation
        D.R. Horton, Inc. - Greensboro, a Delaware corporation
        D.R. Horton San Diego Holding Company, Inc., a California corporation D.R. Horton San Diego Management Company, Inc., a California corporation D.R. Horton San Diego No. 9, Inc., a California corporation
        D.R. Horton San Diego No. 10, Inc., a California corporation
        D.R. Horton San Diego No. 11, Inc., a California corporation
        D.R. Horton San Diego No. 12, Inc., a California corporation
        D.R. Horton San Diego No. 13, Inc., a California corporation
        D.R. Horton San Diego No. 14, Inc., a California corporation
        D.R. Horton San Diego No. 15, Inc., a California corporation
        D.R. Horton San Diego No. 16, Inc., a California corporation
        D.R. Horton San Diego No. 17, Inc., a California corporation
        D. R. Horton - Texas, Ltd., a Texas limited partnership together with each additional Restricted Subsidiary of Borrower as may from time to time deliver a Guaranty of the Revolving Loan (if such Guaranty is accepted by the Bank) and excluding such parties, if any, who as are released from their Guaranty obligations to the Bank, all pursuant to Section 2.10.

         1.39 Guaranty or Guaranteed.

                  As applied to an obligation (each a "primary obligation"), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit and any obligation of such Person (the "primary obligor"), whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof, or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof.

         1.40 Indebtedness.

                  With respect to any specified Person, (a) all items, except items of (i) shareholders' and partners' equity, (ii) capital stock, (iii) surplus, (iv) general contingency or deferred tax reserves, (v) liabilities for deposits and (vi) deferred income, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed and (c) all reimbursement obligations with respect to issued letters of credit.

         1.41 Indebtedness for Money Borrowed.

                  With respect to any specified Person, all money borrowed by such Person and Indebtedness represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, all Indebtedness of such Person upon which interest charges are customarily paid, and all Indebtedness of such Person issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed. For purposes of this definition, interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness for Money Borrowed.

         1.42 Interest Expense.

                  In respect of any period, an amount equal to the sum of the interest incurred during such period based on a stated interest rate with respect to Indebtedness for Money Borrowed of the Borrower and its Restricted Subsidiaries on a consolidated basis.

         1.43 Inventory.

                  All real and personal property, improvements and fixtures owned by the Borrower or the Restricted Subsidiaries, including but not limited to all Land Parcels, Lots Under Development, Development Lots and Dwelling Lots.

         1.44 Inventory Quarterly Report.

                  The detailed quarterly written report with respect to the Loan Inventory, in substantially the form of Exhibit A attached hereto, to be prepared by the Borrower and submitted to the Bank in accordance with Section 3.1(c) hereof.

         1.45 Inventory Summary Report.

                  The  monthly  written  summary  of  the  Loan  Inventory,   in
substantially the form of Exhibit B attached hereto, to be prepared by the Borrower and submitted to the Bank in accordance with Section 3.1(c) hereof.

         1.46 Land Parcels.

                  Parcels of land owned by the Borrower or any of its Restricted Subsidiaries which are, as of the date of determination, not scheduled for commencement of development into Developed Lots during the twelve (12) calendar months immediately following such date of determination and which the Borrower has designated as "Land Parcels." An individual Land Parcel is sometimes referred to as a "Land Parcel."

         1.47 Lien.

                  With respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in the nature of any of the foregoing in respect of such property, whether or not choate, vested or perfected.

         1.48 Loan Documents.

                  This Agreement, the Revolving Loan Note and any and all other documents evidencing the Revolving Loan Note as the same may be amended, substituted, replaced, extended or renewed from time to time.

         1.49 Loan Funding Availability.

                  The amount available for advancement under the Revolving Loan Note to the Borrower established pursuant to Section 3.1 hereof, at any applicable time, by the Bank based on the Loan Inventory.

         1.50 Loan Inventory

                  Lots Under Development, Developed Lots and Dwelling Lots which are not encumbered by a Lien or Liens (other than any Permitted Encumbrance) and which have been designated by the Borrower and accepted by the Bank as "Loan Inventory" to be utilized for the purpose of calculating the Loan Funding Availability.

         1.51 Lots Under Development.

                  Land Parcels which are, as of the date of determination, being developed into Developed Lots or which are scheduled for the commencement of development into Developed Lots within twelve (12) calendar months after the date of determination, and which the Borrower has designated and the Bank has accepted to be included and are included as "Lots Under Development" in the calculation of the Loan Funding Availability. An individual Lot Under Development is sometimes referred to as a "Lot Under Development."

         1.52 Models.

                  A Dwelling Lot containing a dwelling unit which is designated by the Borrower as a model unit for use in marketing and promoting the sale of Dwelling Lots.

         1.53 Multibank Loan Agreement.

                  The  Master  Loan  and  Inter-Creditor   Agreement  among  the
Borrower, NationsBank, N.A. (South) as Administrative Agent and the "Banks" party thereto dated April 16, 1996, as amended, pursuant to which such "Banks" agreed to provide to the Borrower unsecured credit facilities aggregating up to $260,000,000.

         1.54 [RESERVED]

         1.55 Notes Payable.

                  With respect to the Borrower and all Restricted Subsidiaries, all Indebtedness for Money Borrowed other than promissory notes issued as earnest money for contracts, non-recourse promissory notes for seller financing and notes payable for insurance premiums and capitalized lease obligations.

         1.56 Obligations.

                  (a) All payment and performance obligations of the Borrower and all other obligors to the Bank under this Agreement and the other Loan Documents, as they may be amended from time to time, or as a result of making the Revolving Loan, and (b) the obligation to pay an amount equal to the amount of any and all damages which the Borrower is obligated to pay pursuant to the Loan Documents to, or on behalf of, the Bank which it may suffer by reason of a breach by any of the Borrower or any other obligor of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

         1.57 Permitted Encumbrances.

                  Liens, encumbrances, easements and other matters which (a) are on real estate for real estate taxes not yet delinquent, (b) are for taxes, assessments, judgments, governmental charges or levies or claims, the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the Borrower's books (but only so long as no foreclosure, distraint sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement), (c) are in favor of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet past due or being diligently contested in good faith (if adequate reserves are being maintained by the Borrower with respect thereto), (d) are incurred in the ordinary course of business in connection with workers' compensation and unemployment insurance, or
(e) are easements, rights-of-way, restrictions or similar encumbrances on the use of real property which does not interfere with the ordinary conduct of business of the Borrower or materially detract from the value of such real property.

         1.58 Person.

                  An individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         1.59 Plan.

                  An employee benefit plan within the meaning of Section 3(3) of ERISA maintained by or contributed to by the Borrower or any ERISA Affiliate.

         1.60 Reconciliation Date.

                  Two (2) Business Days after the Borrower's receipt of notice from the Bank pursuant to Section 3.1(d) hereof that the outstanding principal balance of the Revolving Loan exceeds the Available Revolving Loan Commitment.

         1.61 Reportable Event.

                  Shall have the meaning set forth in Section 4043(b) of ERISA.

         1.62 Request for Advance.

                  Any certificate signed by an Authorized Signatory of the Borrower requesting an Advance hereunder which will increase the amount of the Revolving Loan outstanding, which certificate shall be denominated a "Request for Advance," and shall be in substantially the form of Exhibit C attached hereto. Each Request for Advance shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, (b) specify the amount of the Advance, (c) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default or an Event of Default, and
(d) state that all conditions precedent to the making of the Advance have been satisfied.

         1.63 Restricted Subsidiary.

                  Any Subsidiary of the Borrower which has been designated as a Restricted Subsidiary by the Borrower and from which the Bank is required to receive a duly executed Subsidiary Guaranty, including without limitation the Guarantors.

         1.64 Revolving Loan.

                  The revolving line of credit to be advanced by the Bank pursuant to the terms of this Agreement and evidenced by the Revolving Loan Note.

         1.6 Revolving Loan Commitment.

                  The obligation of the Bank to advance funds in the maximum sum of $20,000,000 to the Borrower pursuant to the terms hereof as such obligations may be reduced from time to time pursuant to the terms hereof.

         1.66 Revolving Loan Maturity Date.

                  September 16, 1997, or such earlier date as payment of the Revolving Loan shall be due (whether by acceleration or otherwise).

         1.67 Revolving Loan Note.

                  The promissory note by the Borrower in favor of the Bank evidencing the Revolving Loan, as well as any promissory note or notes issued by the Borrower in substitution, replacement, extension, amendment or renewal of such promissory note.

         1.68 Revolving Loan Rate.

                  At any time, the annual rate of interest, to be calculated daily, based on the Three-Month LIBOR as announced on each such day plus one hundred fifty basis points (1.5%).

         1.69 Speculative Lot.

                  Any Dwelling Lots having a fully or partially constructed dwelling unit thereon which Dwelling Lot is not subject to a bona fide contract for the sale of such Dwelling Lot to a third party, excluding Developed Lots containing Dwellings used as Models.

         1.70 Subsidiary.

         As applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests, is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or susceptible to being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person; provided, however, that for purposes of this Agreement and the other Loan Documents the term "Subsidiary" shall not include DRH Mortgage Company, Ltd., a Texas limited partnership. Unless the context otherwise requires, "Subsidiaries" as used herein shall mean the Subsidiaries of the Borrower. The Subsidiaries of the Borrower as of the Closing Date are set forth on Schedule 1.70 attached hereto.

         1.71 Subsidiary Guaranty.

                  A guaranty agreement in form and substance satisfactory to the Bank whereunder a Restricted Subsidiary guarantees the full and faithful payment and performance of all of the Obligations of the Borrower hereunder and under the other Loan Documents.

         1.72 Tangible Assets.

                  The difference between total assets of the Borrower and its Restricted Subsidiaries and all intangible assets of the Borrower and its Restricted Subsidiaries, all as determined in accordance with GAAP.

         1.73 Tangible Net Worth.

                  With respect to the Borrower and its Restricted  Subsidiaries,
(A) stockholders' equity on a consolidated basis less (B) (i) all "intangible assets" as defined under GAAP plus (ii) amounts invested in Unrestricted

Subsidiaries of such Person plus (iii) Guaranties of or in respect of the Indebtedness of Unrestricted Subsidiaries.

         1.74 Third-Party Notes Payable.

                  With respect to the Borrower and its Restricted Subsidiaries, all Indebtedness for Money Borrowed other than (a) publicly issued Indebtedness for Money Borrowed which is pari passu with the Obligations, (b) non-recourse Indebtedness, (c) Indebtedness owed to the seller of any Inventory acquired by the Borrower or its Restricted Subsidiaries, (d) Indebtedness which is structurally subordinate to the Obligations or which is convertible into equity at the option of the Borrowers, (e) Indebtedness for earnest money, (f) notes payable for insurance premiums and capitalized lease obligations and (g) the Borrower's obligations under the Multibank Loan Agreement.

         1.75 Three-Month LIBOR.

                  As of any date of determination, a rate of interest per annum equal to the three (3) month London Interbank Offered Rate for deposits in United States dollars (rounded to two decimal places) in amounts comparable to the outstanding principal amount of the Revolving Loan then outstanding, which interest rate is set forth in The Wall Street Journal (Eastern Edition) on the next Business Day; provided, however, if more than one such offered rate appears in The Wall Street Journal (Eastern Edition), the applicable rate shall be the average thereof.

         1.76 Total Capital.

                  The sum of the Tangible Net Worth of the Borrower and its Restricted Subsidiaries plus Notes Payable of the Borrower and its Restricted Subsidiaries.

         1.77 Total Liabilities.

                  All items required by GAAP to be set forth as "liabilities" on the Borrower's and its Restricted Subsidiaries' consolidated balance sheet.

         1.78 Unrestricted Subsidiaries.

                  Subsidiaries   of  the  Borrower   which  are  not  Restricted
Subsidiaries.

         1.79 Working Capital.

                  The total of the Borrower's and its Restricted Subsidiaries' assets minus the sum of the Borrower's and Restricted Subsidiaries' fixed assets, intangible assets, earnest monies for lot and land option contracts represented by promissory notes payable by the Borrower and Restricted
Subsidiaries and the total of the Borrower's and Restricted Subsidiaries' liabilities. [Total Assets - (Fixed Assets + Intangible Assets + Earnest Monies Represented by Promissory Notes + Total Liabilities).]

                  Except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New Jersey on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

                  All accounting terms used herein without definition shall be used as defined under GAAP as of the Agreement Date.

                  References presented in quotation marks in connection with the Multibank Loan Agreement refer to terms defined in the Multibank Loan Agreement.

                                     2.LOANS

         2.1 Extension of Credit.

          (a)Revolving Loan. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in this Agreement and the other Loan Documents and upon the terms and subject to the conditions of this Agreement, the Bank agrees to lend and relend to the Borrower, prior to the Revolving Loan Maturity Date, amounts which in the aggregate at any one time outstanding do not exceed the Available Revolving Loan Commitment. Advances under the Revolving Loan Commitment may be repaid and reborrowed from time to time on a revolving basis as set forth herein.

         (b)Use of Loan Proceeds. The Bank and the Borrower agree that the proceeds of the Revolving Loan shall be used for general corporate purposes, including without limitation working capital support, home construction, lot acquisition, lot development, land acquisition, asset acquisitions and stock acquisitions.

         2.2 Manner of Borrowing and Disbursement Under Revolving Loan.

         (a)Advances. The Borrower shall give the Bank irrevocable written notice for Advances under the Revolving Loan not later than 12:00 noon (Eastern time) on the day immediately preceding the date of the requested Advance in the form of a Request for Advance, or notice by telephone or telecopy followed immediately by a Request for Advance; provided, however, that the failure by the Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given. Each Advance hereunder shall be in principal amounts of not less than $100,000 and in integral multiples of $100,000. Subsequent to the initial Advance(s) of the Revolving Loan made on the Agreement Date, the Borrower may not request, in the aggregate, more than (i) two (2) Advances in any calendar month plus (ii) four (4) additional Advances in any twelve (12) calendar month period. In any event, the Borrower may not request, in the aggregate, more than twenty-eight (28) Advances in any twelve
(12) calendar month period.

         (b)Disbursement. Prior to 2:00 p.m. (Eastern time) on the date of an Advance hereunder, the Bank shall, subject to the satisfaction of the conditions set forth in this Agreement, disburse funds representing such Advance in
immediately  available funds   by transferring  the amounts so made
available by wire transfer pursuant to the instructions of the Borrower.

         2.3 Interest on Revolving Loan.

         (a)Revolving Loan. Interest on the Revolving Loan shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed during each calendar month and shall be payable at a simple interest rate equal to the Revolving Loan Rate times the principal balance outstanding from time to time under the Revolving Loan Note for the number of days such principal amounts are outstanding during such calendar month. Interest then outstanding shall be due and payable in arrears as provided in Section 2.7 hereof.

         (b)Upon Default. Upon the occurrence and during the continuance of a Default, the Bank may accelerate the maturity of the Revolving Loan, exercise any other rights or remedies hereunder in connection with the exercise of this right) or charge interest on the outstanding principal balance of the Revolving Loan at the Default Rate from the date of such Default. Such interest shall be payable on the earliest of demand, the first (1st) Business Day of the next calendar month or the Revolving Loan Maturity Date and shall accrue until the earlier of (i) waiver or cure of the applicable Default, (ii) agreement by the Bank to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

         2.4 Unused Fee on Revolving Loan.

         The Borrower agrees to pay to the Bank an unused fee for each calendar year on the difference between (i) the Revolving Loan Commitment and (ii) the daily sum of the outstanding Revolving Loan for each day during the applicable period at the rate of 25 basis points (.25%). Subject to Section 2.5, such unused fee shall be computed on the basis of a hypothetical year of 360 days for the actual number of days elapsed, shall be due and payable quarterly in arrears on the eighteenth (18th) day of each October, January, April and July and on the Revolving Loan Maturity Date for the period beginning on the first day of the then current calendar quarter through the Revolving Loan Maturity Date, commencing on October 18, 1996 (for the period from the Agreement Date through September 30, 1996), and on the Revolving Loan Maturity Date, and shall be fully earned when due and non-refundable when paid.

         2.5 Termination of Revolving Loan Commitment.

         The Borrower may terminate the Revolving Loan Commitment in its entirety (but not in part) upon thirty (30) calendar days' notice to the Bank stating an intention so to terminate and by paying to the Bank all outstanding Obligations. Commencing as of the receipt such notice, the fee otherwise payable pursuant to Section 2.4 shall cease to accrue.

         2.6 Note and Loan Account.

         (a)The Revolving Loan shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Revolving Loan Note. The Revolving Loan Note shall be issued by the Borrower to the Bank and shall be duly executed and delivered by Authorized Signatories.

         (b)The Bank may open and maintain on its books in the name of the Borrower a loan account with respect to the Revolving Loan Note and interest thereon. The Bank shall credit such loan account for each payment on account of principal of or interest on the Revolving Loan. The records of the Bank with respect to the accounts maintained by it shall be prima facie evidence of the Revolving Loan and accrued interest thereon, but the failure to maintain such records shall not impair the obligation of the Borrower to repay Indebtedness hereunder.

         2.7 Repayment of Loans.

         (a)Interest. The Borrower shall pay, on the eighteenth (18th) calendar day of each month, all interest on the Revolving Loan which has accrued as of the first (1st) calendar day of such month, commencing on the eighteenth (18th) calendar day of the first (1st) full calendar month following the Agreement Date.

         (b)Reconciliation of Loan Inventory. The Borrower shall repay certain portions of the outstanding principal of the Revolving Loan and accrued and unpaid interest thereon upon the reconciliation of the Loan Funding Availability against the outstanding principal balance under the Revolving Loan Note as provided in Section 3.1 hereof.

         (c)Maturity. In addition to the foregoing, a final payment of all Obligations then outstanding shall be due and payable by the Borrower on the Revolving Loan Maturity Date.

         2.8 Manner of Payment.

         (a)Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Revolving Loan, fees and any other amount owed to the Bank under this Agreement, the Revolving Loan Note or the other Loan Documents shall be made not later than 3:00 p.m. (Eastern time) on the date specified for payment under this Agreement or such other Loan Document to the Bank an account designated by the Bank in lawful money of the United States of America in immediately available funds. Any payment received by the Bank after 3:00 p.m. (Eastern time) shall be deemed received on the next Business Day for purposes of interest accrual.

         (b)If any payment under this Agreement or the Revolving Loan Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

         (c)The Borrower may not make payments, in the aggregate, under this Agreement (excluding any payments specifically required pursuant to the terms of this Agreement) more than (i) two (2) times in any calendar month, plus (ii) four (4) additional times in any twelve (12) calendar month period. In any event, the Borrower may not make, in the aggregate, more than twenty-eight (28) payments (excluding any payments specifically required pursuant to the terms of this Agreement) under this Agreement in any twelve (12) calendar month period.

         (d)The Borrower agrees to pay principal, interest, fees, and all other amounts due hereunder or under the Revolving Loan Note without set-off or counterclaim or any deduction whatsoever.

         2.9 Application of Payments.

         Unless otherwise specifically provided in this Agreement or the other Loan Documents, payments made to the Bank (as voluntary payments, upon the realization on collateral for the Obligations, or otherwise), shall be applied (subject to Section 2.2(b) hereof) in the following order to the extent such Obligations are then due and payable hereunder: First, to the costs and expenses, if any, incurred by the Bank in the collection of such amounts under this Agreement or any of the other Loan Documents, including without limitation any reasonable costs incurred in connection with the sale or disposition of any collateral for the Obligations; Second, all fees and commissions then due and payable by the Borrower to the Bank under this Agreement or any Loan Document; Third, to any due and unpaid interest which may have accrued on the Revolving Loan; Fourth, to any unpaid principal of the Revolving Loan; Fifth, to any other Obligations not otherwise referred to this Section 2.9 until all such Obligations are paid in full; Sixth, to actual damages incurred by the Bank by reason of any breach hereof or of any other Loan Documents by the Borrower or a Restricted Subsidiary; and Seventh, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law.

         2.10 Additions and Deletions of Guarantors

         (a)Addition of Restricted Subsidiary. Whenever the Borrower intends for a Person to become a Restricted Subsidiary and Guarantor, it shall deliver to the Bank (i) written notice stating such fact and making reference to this Agreement and this Section 2.10; (ii) a written description of (A) the stock or other equity ownership of such Person, (B) the principal business activity of such Person, (C) whether such Person is party to, or guarantor with respect to, the Multibank Loan Agreement or is maker of, or guarantor with respect to, a Third-Party Note Payable and (D) the date (which shall not be fewer than ten
(10) Business Days after the receipt by the Bank of such notice) on which the Borrower intends such Person to become a Restricted Subsidiary and Guarantor;

(iii) a statement that no Default or Event of Default shall exist after such Person becomes a Restricted Subsidiary and Guarantor, and (iv) a fully executed Subsidiary Guaranty in the form delivered by the Guarantors on or about the date hereof (except for name and date changes). Such Person shall become a Restricted Subsidiary upon the satisfaction of all such conditions, effective on the date so specified by the Borrower in such notice, but only upon the delivery of the Bank of its written consent (which shall not be unreasonably withheld).

         (b)Deletion of Restricted Subsidiary. Whenever the Borrower intends for a Person to cease being a Restricted Subsidiary it shall deliver to the Bank (i) written notice stating such fact and making reference to this Agreement and this
Section 2.10; and (ii) a statement (A) of the intended effective date of such cessation (which shall not be fewer than ten (10) Business Days after the receipt by the Bank of such notice) and (B) that no Default or Event of Default shall exist after such Person ceases to be a Restricted Subsidiary. Such Person shall cease to be a Restricted Subsidiary and Guarantor on the date specified by the Borrower in such notice, but only upon the delivery by the Bank of its written consent to such cessation (which shall not be unreasonably withheld).

                      3.INVENTORY AND FUNDING AVAILABILITY

         3.1 Loan Funding Availability.

         At the designated times set forth herein, the Bank shall establish a Loan Funding Availability for the Loan Inventory.

         (a)Calculation of Loan Funding Availability. The Loan Funding Availability shall be equal to the sum of "A" plus "B" plus "C"; provided, that at no time may the sum of "A" and "B" exceed thirty percent (30%) of Loan Funding Availability.
                           A = seventy-five percent (75%) of the sum of all
Acquisition Costs for all Lots Under Development which are included in the Loan Inventory. If, after a parcel of land is designated a Lot Under Development, development of such parcel ceases for thirty (30) calendar days or more (other than by reason of a Force Majeure Delay), at the discretion of the Bank, the Loan Funding Availability for such parcel may be reduced to an amount determined by the Bank (which amount can be zero) until development of such Lot Under Development is resumed to the satisfaction of the Bank.

                           B =  seventy-five  percent  (75%)  of the  sum of all
Acquisition Costs for all Developed Lots included in the Loan Inventory.

                           C = one  hundred  percent  (100%)  of the  sum of all
Acquisition Costs and Construction Costs for all Dwelling Lots included in the Loan Inventory.

         (b)Designation of Land Parcels, Lots Under Development, Developed Lots and Dwelling Lots. On or before the fifteenth (15th) calendar day of each calendar month (other than a month following the end of a calendar quarter), the Borrower shall deliver to the Bank an Inventory Summary Report in the form attached hereto as Exhibit B and incorporated herein. On or before the fifteenth

(15th) calendar day of each month following the end of a calendar quarter, the Borrower shall deliver to the Bank an Inventory Quarterly Report in the form attached hereto as Exhibit A and incorporated herein which form shall have been completed and signed by the Borrower. The Inventory Summary Report and Inventory Quarterly Report shall reflect Inventory that the Borrower desires to have designated as Loan Inventory. Upon the Bank's receipt of the Inventory Summary Report or Inventory Quarterly Report, as the case may be, the Bank may conduct inspections or reviews of the subject Inventory that the Bank deems appropriate, at the expense of the Bank except as hereinafter expressly provided. Based upon the information in the Inventory Summary Report or Inventory Quarterly Report, as the case may be, and the other information compiled by the Bank, the Bank shall determine, in its discretion, whether a Lot Under Development, Developed Lot or Dwelling Lot not previously designated as part of the Loan Inventory shall be designated part of the Loan Inventory and, if so, whether such Lot Under Development, Developed Lot or Dwelling Lot shall be designated a Lot Under Development, Developed Lot or Dwelling Lot.

         (c)Periodic Establishment of Loan Funding Availability. Within two (2) business days of the Bank's receipt of an Inventory Summary Report or Inventory Quarterly Report, as the case may be, the Bank shall establish the Loan Funding Availability based on the Report delivered to the Bank and information compiled by the Bank. In the event the Borrower does not submit the Inventory Summary Report or Inventory Quarterly Report in the time and manner set forth above or furnish sufficient information to the Bank to enable the Bank to establish a new Loan Funding Availability, the Bank will establish a Loan Funding Availability based on some or all of the previous information submitted to the Bank by the Borrower in the immediately preceding Inventory Summary Report or Inventory
Quarterly Report and the information compiled by the Bank, as required hereunder, in connection therewith, as the case may be, or other information available to the Bank.

         (d)Reconciliation. In the event that the Loan Funding Availability for a particular Funding Period is less than the then-outstanding principal amount under the Revolving Loan, amounts due under the Multibank Loan Agreement and Third-Party Notes Payable (other than amounts due hereunder) and unpaid draws and other amounts due in respect of letters of credit issued under the Multibank Loan Agreement, the Bank shall notify the Borrower thereof. On or before the Reconciliation Date, the Borrower shall (i) (A) pay to the Bank a principal payment to be applied to the Revolving Loan and/or (B) provide to the Bank evidence that the principal amount of the Multibank Loan Agreement or the Third-Party Notes Payable (other than the Revolving Loan) has been reduced in an aggregate amount sufficient to eliminate the excess of the outstanding principal amount of the Revolving Loan, the Multibank Loan Agreement and Third-Party Notes Payable (other than the Revolving Loan) and unpaid draws and other amounts due in respect of letters of credit issued under the Multibank Loan Agreement over the Loan Funding Availability, together with any accrued and unpaid interest on such excess, or (ii) provide a revised Inventory Summary Report or Inventory Quarterly Report designating sufficient additional Inventory (which shall be acceptable to the Bank, in its discretion) as Loan Inventory to cause the Loan Funding Availability to equal or exceed the outstanding principal of the

Revolving Loan, the Multibank Loan Agreement and Third-Party Notes Payable (other than the Revolving Loan).

         (e)Removal/Disapproval of Inventory for Loan Funding Availability. If, at any time, the Bank determines, in its reasonable discretion, that any part of the Loan Inventory is not acceptable for inclusion in the calculation of the Loan Funding Availability as a result of an unforeseen material adverse change in the condition of such portion of the Loan Inventory or as a result of the existence of hazardous wastes or materials in or on any Inventory which are in violation of any warranty, representation or covenant of the Loan Documents regarding such hazardous wastes or materials, the Bank may exclude such portion of the Loan Inventory from the calculation of the Loan Funding Availability. If, after such exclusion, the then-outstanding principal amount under the Revolving Loan Note would exceed the Loan Funding Availability, the Borrower shall pay to the Bank on the Reconciliation Date immediately following the exclusion of such Loan Inventory, a principal payment on the Revolving Loan in an amount sufficient to eliminate such excess of the aggregate outstanding principal balance of the Revolving Loan over the Loan Funding Availability, together with accrued and unpaid interest on such excess.

                              4.LOAN DISBURSEMENTS

          4.1 Prior  to the  First  Disbursement.

         Prior to requesting the first disbursement under the Revolving Loan the Borrower shall deliver all of the following items to the Bank, in form and substance satisfactory to the Bank. The Bank shall have no obligation to make the first disbursement hereunder until all of these items have been so executed and/or delivered to the Bank.

         (a)Notes and Guaranties. A Revolving Loan Note by the Borrower payable to the order of the Bank and a Guaranty from each Guarantor in favor of the Bank.

         (b)Taxpayer Identification Number. The Borrower's federal taxpayer identification number.

         (c)Authority Documents of Borrower. Articles of Incorporation of the Borrower certified by the office of the Secretary of State in which the Borrower is incorporated; Bylaws of the Borrower certified by an officer of the Borrower; Certificate of Existence of the Borrower issued by the state in which the Borrower is incorporated; Incumbency Certificate of the Borrower reflecting the Authorized Signatories; Corporate resolutions of the Borrower certified by an officer of the Borrower and authorizing the Borrower to enter into this Agreement and execute all related documents and Loan Documents applicable to the Revolving Loan; and documentation evidencing the Borrower's qualification to do business for each state in which any part of the Loan Inventory owned by Borrower is located certified by the office of the Secretary of State of such state.

         (d)Attorney's Opinion. The written opinion of the Borrower's and Guarantors' counsel in form and content acceptable to the Bank and which addresses the following matters:

               (i)Existence, Due Authorization and Execution. The Borrower and each guarantor is duly organized and existing as a corporation and is in good standing and  qualified  to do business  under the laws
          of  Borrower's  and each Guarantor's,   respectively,  state of
          incorporation and the states in which Borrower and such Guarantor owns Loan Inventory and that the Loan Documents evidencing the Loans have been properly executed by the persons authorized to do so;

               (ii)Enforceability. The Loan Documents are enforceable against the Borrower and Guarantors in accordance with their terms; and

               (iii)Miscellaneous. As to such other matters as the Bank may reasonably request.

          Such opinions may be qualified to the extent of the knowledge of such counsel based upon reasonable investigation.

         (e)Inventory Quarterly Report. The Inventory Quarterly Report that the Borrower is required to deliver pursuant to Section 3.1(b) hereof, for the most recent calendar quarter.

         (f)Request for Advance. The Request for Advance that the Borrower is required to deliver pursuant to Section 2.2 hereof.

         (g)Other Documents. Other documents that the Bank may reasonably require.
         (h)Fees. Payment of all fees and expenses payable on the Agreement Date to the Bank.

         (i)Insurance.  Certificate(s) of insurance required pursuant to Section
5.14 hereof.

         4.2 Subsequent Disbursements.

         Prior to requesting subsequent disbursements under the Revolving Loan (subsequent to the first disbursement) the Borrower shall execute and deliver to the Bank all of the following items, in form and substance satisfactory to the Bank. The Bank shall have no obligation to make further disbursements until all of these items have been properly executed and delivered to the Bank.

         (a)Inventory Summary Report. The Inventory Summary Report that the Borrower is required to deliver pursuant to Section 3.1(b) hereof.

         (b)Inventory Quarterly Report. The Inventory Quarterly Report that the Borrower is required to deliver pursuant to Section 3.1(b) hereof.

         (c)Request for Advance. The Request for Advance that the Borrower is required to deliver pursuant to Section 2.2 hereof.

         (d)Other Documents. Such other documents that the Bank may reasonably require.

       5.BORROWER'S COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES

         The Borrower makes the following covenants, agreements, representations and warranties with respect to the Loan Documents and the obligations thereunder to the Bank:

         5.1 Payment.

         The Borrower shall pay when due all sums owing under this Agreement, the Revolving Loan Note and the other Loan Documents executed by the Borrower.

         5.2 Performance.

         The Borrower shall perform all Obligations under this Agreement, the Revolving Loan Note and the other Loan Documents executed by the Borrower.

         5.3Additional Information.

         On request of the Bank, the Borrower shall deliver to the Bank any documents or information with respect to the Inventory that the Bank may reasonably require, including without limitation surveys and acquisition closing documentation.

         5.4 Quarterly Financial Statements and Other Information.

         Within forty-five (45) days after the last day of each quarter in each fiscal year of the Borrower, except the last quarter in each such fiscal year of the Borrower, the Borrower shall deliver to the Bank the Form 10-Q of the Borrower as filed with the Securities and Exchange Commission. Within ten (10) days from the date of filing, the Borrower shall provide to the Bank a copy of every other report filed by the Borrower with the Securities and Exchange Commission under the Exchange Act and a copy of each registration statement filed by the Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933. Together with information required hereby, the Borrower shall deliver to the Bank internally prepared consolidated financial statements of the Borrower and the Restricted Subsidiaries (and excluding financial information relating to the Unrestricted Subsidiaries) for the same period in form and substance satisfactory to the Bank.

         5.5 Compliance Certificates.

         Within forty-five (45) days from the end of each fiscal quarter of the Borrower, the Borrower shall provide to the Bank a certificate signed by an Authorized Signatory of the Borrower in the form attached hereto as Exhibit D setting forth such calculations required to establish whether the Borrower was in compliance with Section 5.7 hereof.

         5.6 Annual Financial Statements and Information Certificate of No Default.
         Within one hundred (100) days after the end of each fiscal year of the Borrower, the Borrower shall deliver to the Bank the Form 10-K of the Borrower as filed with the Securities and Exchange Commission, together with the audited consolidated financial statements of the Borrower (which shall be prepared by an independent accounting firm of recognized standing). Together with information required hereby, the Borrower shall deliver to the Bank internally prepared consolidated financial statements of the Borrower and the Restricted Subsidiaries (and excluding financial information relating to the Unrestricted Subsidiaries) for the same period in form and substance satisfactory to the Bank.

         5.7 Financial and Inventory Covenants.

         Until the obligations are repaid in full, the Borrower shall adhere to the following financial covenants (after giving effect to any Financial Covenant Carve Out), all on a consolidated basis with the Restricted Subsidiaries and determined as of the last day of each fiscal quarter of the Borrower:

         (a)The Borrower shall maintain at all times a ratio of Notes Payable to Tangible Net Worth of not greater than 1.75 to 1.0 on a consolidated basis.

         (b)The Borrower shall maintain at all times a ratio of Total Liabilities to Tangible Net Worth of not more than 2.25 to 1.

         (c)The  Borrower  shall  maintain at all times a ratio of (i) EBITDA to
(ii) Fixed Charges of not less than 3.0 to 1.0.

         (d)The Borrower shall maintain at all times Working Capital of $100,000,000 on a consolidated basis.

         (e)The Borrower shall maintain at all times a minimum Tangible Net Worth of one hundred ten million and no/100 dollars ($110,000,000.00), plus fifty percent (50%) of annual net profits for such fiscal year, plus fifty percent (50%) of any capital paid into the Borrower (other than stock issued in connection with an employee stock ownership plan, an employee stock option plan, an employee stock purchase plan or for an acquisition), plus one hundred percent

(100%) of net losses with absolute minimum Tangible Net Worth of not less than one hundred ten million and no/100 dollars ($110,000,000.00), on a consolidated basis.

         (f)The Borrower shall not at any time permit Third-Party Notes Payable to be greater than thirteen percent (13%) of Tangible Assets on a consolidated basis.

         (g)The total number of Speculative Lots owned by the Borrower and its Restricted Subsidiaries at any given time shall not exceed sixty percent (60%) of all Dwelling Lots (completely or partially constructed) then owned by the Borrower and its Restricted Subsidiaries. Models shall not be considered "Speculative Lots" for purposes of this Section 5.7(g).

         (h)The Borrower shall not permit the total number of Developed Lots and Lots Under Development, in each case, then owned by the Borrower and all Restricted Subsidiaries, at any given time to exceed two and one-half (2 1/2) times the number of Developed Lots containing Dwellings closed by the Borrower and all Restricted Subsidiaries during the immediately preceding twelve (12) calendar months. The Borrower shall not permit the aggregate cost of all Developed Lots and Lots Under Development, in each case, then owned by the Borrower and all Restricted Subsidiaries, at any given time to exceed forty percent (40%) of all Tangible Assets of the Borrower on a consolidated basis.

         (i)The cost of the land owned by Borrower and all Restricted Subsidiaries at any given time which has not been developed into Developed Lots and is not scheduled for commencement of development into Developed Lots within twelve (12) calendar months from the date of determination shall not exceed ten percent (10%) of all Tangible Assets of the Borrower and its Restricted
Subsidiaries on a consolidated basis. In the event that the Borrower or any Restricted Subsidiary classifies certain undeveloped land as being scheduled for development within twelve (12) calendar months for the purpose of this provision and, as of the last day of such twelve (12) calendar month period, development of such land has not commenced, such land shall not be classified as scheduled for development within twelve (12) calendar months until such development is commenced.
         5.8 Other Financial Documentation.

         The Borrower shall provide to the Bank such other financial information as the Bank may reasonably request from time to time to clarify or amplify the information required to be furnished to the Bank under this Agreement.

         5.9 Relating to Multibank Loan Agreement.

         The Borrower represents and warrants to the Bank that:

         (a)As of the date hereof, there exists no "Default" or "Event of Default" under the Multibank Loan Agreement nor any default (or event which with the passage of time or the giving of notice or both would cause or constitute a default) under any other Third Party Notes Payable; and

         (b)The Revolving Loan Note and the Obligations are "Third Party Notes Payable" under, and are otherwise permitted by, the Multibank Loan Agreement.

         5.10 Payment of Contractors.

         The  Borrower  shall  pay in a  timely  manner,  and  shall  cause  its
Subsidiaries to pay in a timely manner, any and all contractors and subcontractors who conduct work in or on the Inventory, subject to the right of the Borrower to contest any amount in dispute, so long as the contesting of such amount is pursued diligently and in good faith. The Borrower will advise the Bank in writing immediately if the Borrower or any of its Subsidiaries receives any written notice from any contractor(s), subcontractor(s) or material furnisher(s) to the effect that said contractor(s) or material furnisher(s) have not been paid for any labor or materials furnished to or in the Inventory and such outstanding payment or payments are individually or collectively equal to or greater than two hundred thousand and no/100 dollars ($200,000.00) per subdivision or seven million and no/100 dollars ($7,000,000.00) in the aggregate. The Borrower will further make available to the Bank, for inspection and copying, on demand, any contracts, bills of sale, statements, receipted vouchers or agreements, under which the Borrower claims title to any materials, fixtures or articles used in the development of the Loan Inventory or construction of improvements on the Loan Inventory, including without limitation the Dwellings.

         5.11 Inspection and Appraisal.

         The Borrower shall permit the Bank and its authorized agents to enter upon the Inventory during normal working hours and as often as they desire, for the purpose of inspecting or appraising the Loan Inventory or the construction of the Dwellings.

         5.12 Fees and Expenses.

         The Borrower shall pay when due all commitment and renewal fees and external legal fees incurred by the Bank in connection with the making of the Revolving Loan.

         5.13 Hazardous Substances.

         The Borrower warrants and represents to the Bank that to the best of its knowledge and belief and based on environmental assessments of the Inventory commissioned by the Borrower, except to the extent disclosed to the Bank in environmental assessments or other writings (on which the Bank is fully entitled to rely) or to the extent that it would not materially and adversely affect the use and marketability of any Inventory, the Inventory has not been and is not now being used in violation of any federal, state or local environmental law, ordinance or regulation, that no proceedings have been commenced, or notice(s) received, concerning any alleged violation of any such environmental law, ordinance or regulation, and that the Inventory is free of hazardous or toxic substances and wastes, contaminants, oil, radioactive or other materials, the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any federal, state or local agency, authority or governmental unit except as set forth in the site assessments delivered in connection with the Multibank Loan Agreement. The Borrower covenants that it shall neither permit any such materials to be brought on to the Inventory, nor shall it acquire real property to be added to the Loan Inventory upon which any such materials exist, except to the extent disclosed to the Bank in environmental assessments or other writings (on which the Bank is fully entitled to rely) or to the extent that it would not materially and adversely affect the use and marketability of any Inventory; and if such materials are so brought or found located thereon, such materials shall be immediately removed, with proper disposal, to the extent required by applicable environmental laws, ordinances and regulations, and all required environmental cleanup procedures shall be diligently undertaken pursuant to all such laws, ordinances and regulations. The Borrower further represents and warrants that the Borrower will promptly transmit to the Bank copies of any citations, orders, notices or other material governmental or other communications received with respect to any hazardous materials, substances, wastes or other environmentally regulated substances affecting the Inventory. Notwithstanding the foregoing, there shall not be a default of this provision should the Borrower store or use minimal quantities of the aforesaid materials, provided that: such substances are of a type and are held only in a quantity normally used in connection with the construction, occupancy or operation of comparable buildings or residential developments (such as cleaning fluids and supplies normally used in the day-to-day operation of residential developments), such substances are being held, stored and used in complete and strict compliance with all applicable laws, regulations, ordinances and requirements, and the indemnity set forth below shall always apply to such substances, and it shall continue to be the responsibility of the Borrower to take all remedial actions required under and in accordance with this Agreement in the event of any unlawful release of any such substance.

         5.14 Insurance.

         The Borrower shall keep the Inventory comprising the Loan Inventory insured by responsible insurance companies in such amounts and against such risks as is customary for owners of similar businesses and properties in the same general areas in which the Borrower and its Restricted Subsidiaries operate or, to the customary extent (and in a manner approved by the Bank) the Borrower may be self-insured. All insurance herein provided for shall be in form and with companies reasonably approved by the Bank. The Borrower shall also maintain general liability insurance, workmen's compensation insurance, automobile insurance for all vehicles owned by them and any other insurance reasonably required by the Bank, to the extent commercially available at a reasonable cost. On the Agreement Date, the Borrower shall deliver to the Bank a copy of a certificate of insurance evidencing the insurance required hereunder. In addition, on the date of delivery of each report required by Section 3.1(b) hereof, the Borrower shall certify to the Bank that all insurance policies required to be maintained hereunder remain in full force and effect.

         5.15 Litigation.

         The Borrower warrants and represents to the Bank that as of the Agreement Date, none of the Borrower nor any Restricted Subsidiary is a party to any litigation having a reasonable probability of being adversely determined to the Borrower or any Restricted Subsidiary which, if adversely determined, would impair the ability of the Borrower to carry on its business substantially as now conducted or contemplated or would materially adversely affect the financial condition, business or operations of the Borrower.

         5.16 Reportable Event.

         Promptly after Borrower receives notice or otherwise becomes aware thereof, the Borrower shall notify the Bank of the occurrence of any Reportable Event with respect to any Plan as to which the Pension Benefit Guaranty Corporation has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified with thirty (30) days of the occurrence of such event (provided that the Borrower shall give the Bank notice of any failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code.

         5.17 Secured Indebtedness.

         The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, incur or permit to exist any Indebtedness which is secured in whole or in part by any of the Inventory (other than Permitted Encumbrances); except that the Borrower and its Restricted Subsidiaries may incur Indebtedness in favor of a seller of Inventory to the Borrower which is secured solely by the Inventory contemporaneously acquired from such seller and Indebtedness secured solely by the Borrower's headquarters building located in Arlington, Texas.

                             6.DEFAULT AND REMEDIES

         6.1 Defaults.

         Each of the following shall constitute a Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

         (a)Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made;

         (b)The Borrower shall default in the payment of any principal, interest or other monetary amounts payable hereunder or under the Revolving Loan Note, or under the other Loan Documents (other than payments due on the Revolving Loan Maturity Date, on which date all outstanding Obligations to pay money shall be paid to the Bank without notice, cure or delay) which payment default is not cured within thirty (30) calendar days of Borrower's receipt of notice from the Bank;

         (c)The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 6.1, and such Event of Default shall not be cured to the Bank's satisfaction within a period of ninety (90) days from the date the Borrower receives notice from the Bank with respect thereto;

         (d)There shall occur any Event of Default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 6.1 of this Agreement) or any Subsidiary Guaranty, which shall not be cured to the Bank's satisfaction within the applicable cure period, if any, provided for in such Loan Document or ninety
(90) days from the date the Borrower receives notice from the Bank with respect thereto if no cure period is provided in such Loan Document;

         (e)There shall be entered a decree or order for relief in respect of the Borrower or any of its Restricted Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Borrower or any of its Restricted Subsidiaries, or of any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Borrower or any of its Restricted Subsidiaries, or an involuntary petition shall be filed against the Borrower or any of its Restricted Subsidiaries, and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

         (f)The Borrower or any of its Restricted Subsidiaries shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Borrower or any of its Restricted Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Borrower or any of its Restricted Subsidiaries, or of any substantial part of their respective properties, or the Borrower or any of its Restricted Subsidiaries shall fail generally to pay their respective debts as they become due, or the Borrower or any of its Restricted Subsidiaries shall take any corporate or partnership action to authorize any such action;

         (g)A final judgment shall be entered by any court against the Borrower or any of its Restricted Subsidiaries for the payment of money which exceeds $500,000.00, which judgment is not covered by insurance or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of its Restricted Subsidiaries which, together with all other such property of the Borrower or any of its Restricted Subsidiaries subject to other such process, exceeds in value $500,000.00 in the aggregate, and if, within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or bonded or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

         (h) (1) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan; or (2) a trustee shall be appointed by a United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan; or (3) any of the Borrower and its ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any Plan; or (4) any Plan or trust created under any Plan of any of the Borrower and its ERISA Affiliates shall engage in a nonexempt "prohibited transaction" (as such term is defined in
Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any ERISA Affiliate to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; and by reason of any or all of the events described in clauses (1) through (4), as applicable, the Borrower shall have waived (and/or is likely to incur) and/or incurred liability in excess of $1,000,000.00 in the aggregate;

         (i)All or any portion of any Loan Document shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Loan Document to be null and void, or a proceeding shall be commenced by any governmental authority involving a legitimate dispute or by the Borrower or any of its Restricted Subsidiaries, having jurisdiction over the Borrower or any of its Restricted Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Restricted Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

         (j)There shall occur any Change of Control;

         (k)Except for conveyances of all or any part of the Loan Inventory between the Borrower and the Guarantors, there occurs any sale, lease, conveyance, assignment, pledge, encumbrance, or transfer of all or any part of the Loan Inventory or any interest therein, voluntarily or involuntarily, whether by operation of law or otherwise, except (i) in accordance with the terms of this Agreement, (ii) for execution of contracts with prospective purchasers, (iii) for Permitted Encumbrances, and (iv) in the ordinary course of business.
         Notwithstanding anything contained herein to the contrary, the occurrence of any of the foregoing shall not be a Default or an Event of Default hereunder if: (i) the occurrence pertains only to specific parcel(s) within the Loan Inventory; and (ii) the affected parcel(s) is (are) removed from the Loan Inventory on or before ten (10) days in the case of a monetary occurrence and thirty (30) days in the case of a nonmonetary occurrence after the occurrence or, if the Borrower is entitled to notice and cure, within the applicable notice and cure period. In the event that any such parcel is a Lot Under Development, Developed Lot or Dwelling Lot, then the Loan Funding Availability shall be immediately calculated excluding such parcel. If, as the result of such removal, the outstanding principal balance under the Revolving Loan would exceed the Loan Funding Availability, the Borrower shall pay (X) to the Bank on the Reconciliation Date immediately following the removal of such Inventory from the Loan Inventory, a principal payment on the Revolving Loan in an amount sufficient to eliminate such excess of the aggregate outstanding principal balance of the Revolving Loan over the Loan Funding Availability, together with any due and unpaid interest on such excess, or (Y) add additional Inventory to the Loan Inventory (which is acceptable to the Bank) in an amount sufficient to cause the Loan Funding Availability to equal or exceed the Revolving Loan.

         6.2 Remedies.

         If a Default shall have occurred and shall be continuing:

         (a)With the exception of a Default specified in Sections 6.1(e), (f) or
(g) hereof, the Bank may by notice to the Borrower (i) declare the Revolving Loan Note, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Revolving Loan Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (ii) terminate the Revolving Loan Commitment.

         (b)Upon the occurrence of a Default under Sections 6.1(e), (f) or (g) hereof, the Revolving Loan Commitment shall automatically terminate, and such principal, interest (including without limitation interest which would have accrued but for the commencement of a case or proceeding under the federal bankruptcy laws), and other amounts payable under this Agreement or the Revolving Loan Note shall thereupon and concurrently therewith become due and payable, all without any action by the Bank.

         (c)The Bank may exercise all of the post-default rights granted to it and to them under the Loan Documents or under Applicable Law.

         (d)The rights and remedies of the Bank hereunder shall be cumulative, and not exclusive.

         6.3 Waivers.

         Neither a waiver of any Default or Event of Default by the Borrower hereunder nor any representation by the Bank as to the nonoccurrence or nonexistence thereof shall be implied from any delay or omission by the Bank to notify the Borrower thereof or to take action on account of such Default or Event of Default, and no express waiver shall affect any Default or Event of Default other than the matter specified in the waiver, and it shall be operative only for the time and to the extent therein stated. Waivers of any covenants, terms or conditions contained herein must be in writing and shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. No consent or approval to or of any act by the Borrower requiring further consent or approval shall be deemed to waive or render unnecessary the consent or approval to or of any subsequent or similar act. Any exercise of any right or remedy of the Bank hereunder shall not in any way constitute a cure or waiver of a Default or an Event of Default, or invalidate any act done pursuant to any notice of the occurrence of a Default or an Event of Default, or prejudice the Bank in the exercise of any of its rights hereunder or under the Revolving Loan Note or any other Loan Documents, unless, in the exercise of said rights, the Bank realizes all amounts owed to it under the Revolving Loan Note and other Loan Documents.

         6.4 Cross-Default.

         The Revolving Loan Note and other Loan Documents are "cross-defaulted" such that (a) the occurrence of an Event of Default under any one of the Loan Documents shall constitute an Event of Default under this Agreement and all of the Loan Documents, and (b) the occurrence of a Default under any one of the Loan Documents shall constitute a Default under this Agreement and all of the other Loan Documents.

         6.5 No Liability of the Bank.

         (a)Construction and/or Development. The Bank shall not be liable to any party for (i) the development of or construction upon any of the Inventory, (ii) the failure to develop or construct or protect improvements on the Inventory,
(iii) the payment of any expense incurred in connection with the development of or construction upon the Inventory, (iv) the performance or nonperformance of any other obligation of the Borrower, or (v) the Bank's exercise of any remedy available to them. In addition, the Bank shall not be liable to the Borrower or any third party for the failure of the Bank or its authorized agents to discover or to reject materials or workmanship during the course of the Bank's inspections of the Inventory.

         (b)Dwelling Lots. In addition to Section 6.5(a) above, the Bank shall not be liable to any party for (i) the construction or completion of the Dwellings, (ii) the failure to construct, complete or protect the Dwellings,
(iii) the payment of any expense incurred in connection with the construction of the Dwellings, (iv) the performance or nonperformance of any other obligation of the Borrower, or (v) the Bank's exercise of any remedy available to it. In addition, the Bank shall not be liable to the Borrower or any third party for the failure of the Bank or its authorized agents to discover or to reject materials or workmanship during the course of the Bank's inspections of the Dwelling Lots.
                    7.REGARDING THE MULTIBANK LOAN AGREEMENT

         7.1 Subsequent Amendment of Multibank Loan Agreement.

         No amendment, modification, replacement or termination of the Multibank Loan Agreement, nor any agreement with respect to Third-Party Notes Payable, nor any repayment, refinancing or forgiveness of the "Obligations" thereunder nor the termination, cancellation, satisfaction or forgiveness of any Lien or security interest granted (or purported to be granted) in connection with such "Obligations" shall act so to affect this Agreement or the Loan Documents or obligate the Bank to agree to or provide any similar change in or with respect to this Agreement or the Loan Documents.

         7.2 Notice of Amendment.

         The Borrower shall deliver to the Bank within ten (10) calendar days of the execution thereof, copies of any amendments, restatements, waivers, modifications of, or agreements relating to, the Multibank Loan Agreement or the "Loan Documents" executed in connection therewith.

         7.3 Bank's Right to Subsequent Amendment.

         In the event the Borrower is party to any amendment modification or restatement of the Multibank Loan Agreement, the "Loan Documents" executed in connection therewith which has the effect of imposing, in the Bank's judgment, greater or more stringent or frequent obligations on the Borrower, then the Bank may, in its discretion, require that corresponding amendments, modifications or restatements be made to this Agreement or the Loan Documents.


                              8.GENERAL CONDITIONS

         8.1 Benefit.

         This Agreement is made and entered into for the sole protection and benefit of the Bank and the Borrower, their successors and assigns, and no other person or persons other than the Borrower shall have any right of action hereon or rights to the Revolving Loan proceeds at any time. The Bank shall not (a) owe any duty whatsoever to any claimant for labor performed or material furnished in connection with the construction of any Dwelling or improvement on any Inventory, or (b) owe any duty to apply any undisbursed portion of the Revolving Loan to the payment of any claim, or (c) owe any duty to exercise any right or power of the Bank hereunder or arising from any Default by the Borrower.

         8.2 Assignment.

         The terms hereof shall be binding upon and inure to the benefit of the heirs, successors, assigns, and personal representatives of the parties hereto; provided, however, that the Borrower shall not assign this Agreement or any of its rights, interests, duties or obligations hereunder or any Revolving Loan proceeds or other monies to be advanced hereunder in whole or in part without the prior written consent of the Bank and any such assignment (whether voluntary or by operation of law) without said consent shall be void and render automatically terminated any obligation of any Bank hereunder to advance any further monies pursuant to this Agreement or any other Loan Document. The Bank may assign its rights and obligations under this Agreement, the Revolving Loan Note and any other Loan Documents, in whole or in part, to any other Person, provided that all of the provisions hereof shall continue in full force and effect and, in the event of such assignment, the Bank shall thereafter be relieved of all liability hereunder with respect to actions or omissions of the Bank occurring thereafter, but only to the extent of the interest so assigned and any Revolving Loan disbursements made by any assignee(s) shall be deemed made in pursuance and not in modification hereof and shall be evidenced by the Revolving Loan Note and any other Loan Documents.

         8.3 Amendment and Waiver.

         Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Bank and, in the case of an amendment, also by the Borrower.

         8.4 Additional Obligations and Amendments.

         Without limiting the scope of Section 7.1, the Bank shall be under no obligation to extend any loans to the Borrower other than as specifically set forth in this Agreement. This Agreement shall not be amended except by a written instrument signed by all parties hereto which instrument contains a specific reference to this Agreement.

         8.5 [Reserved].

         8.6 Terms.

         Whenever the context and construction require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter, and the neuter shall include the masculine and feminine.

         8.7 Governing Law and Jurisdiction.

         This Agreement shall be construed in accordance with the laws of the State of New Jersey, and such laws shall govern the interpretation, construction and enforcement hereof. For the purposes of any legal action or proceeding brought by the Bank with respect to this Agreement or the Loan Documents, the Borrower hereby irrevocably submits to the jurisdiction and venue of the state courts of the State of New Jersey. The Borrower also hereby submits to the nonexclusive jurisdiction and venue of the United States District Court for the District of New Jersey for any action, suit or proceeding arising out of or relating to this Agreement or the Loan Documents. The Borrower hereby irrevocably waives any objection it might now or hereafter be entitled to make with respect to the venue of any suit, action or proceeding arising out of or relating to this Agreement and the Loan Documents which is brought in the State of New Jersey or, at the election of the Bank, in the United States District Court for the District of New Jersey, and the Borrower hereby irrevocably waives any right to claim that any such suit, action or proceeding brought in any such court has been brought in an incorrect forum.

         8.8 [Reserved.]



         8.9 Attorneys' Fees.

         The Borrower shall pay on demand all attorneys' fees and other costs and expenses actually incurred by the Bank in the enforcement of or preservation of the Bank's rights under this Agreement and the other Loan Documents. To the full extent permitted by applicable law, the Borrower agrees to pay interest on any fees, costs or expenses due to the Bank, under this Section 8.9 which are not paid when due at the Default Rate. In the event that any Loan Document contains a provision regarding enforcement or preservation of rights which is different from this Section 8.9, this Section 8.9 shall control.

         8.10 Mandatory Arbitration.

         Any controversy or claim between or among the parties hereto arising out of or relating to this Agreement, the Loan Documents or any related instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or, if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Endispute, Inc., doing business as J.A.M.S./Endispute ("J.A.M.S."), as amended from time to time, and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary judgment or expedited proceeding, to compel arbitration of any controversy or claim to which this provision applies in any court having jurisdiction over such action.

         (a)Special Rules. The arbitration shall be conducted in the City of Trenton, New Jersey and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty (60) days.

         (b)Reservation of Rights. Nothing in this Loan Agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Loan Agreement; or (ii) be a waiver by the Bank of the protection afforded to it or them by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of a the Bank (A) to exercise self-help remedies such as (but not limited to) set-off, or (B) to obtain from a court provisional or ancillary remedies such as injunctive relief or the appointment of a receiver. The Bank may exercise such self-help remedies (including without limitation remedies under Section 6.2 hereof), or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Loan Agreement. Neither the exercise of self-help remedies nor the institution or maintenance of provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         No provision in this Agreement or any Loan Documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in this Agreement.

         8.11 Invalidation of Provisions.

         In the event that any one or more of the provisions of this Agreement is deemed invalid by a court having jurisdiction over this Agreement or other similar authority, the Bank may, in its sole discretion, terminate this Agreement in whole or in part.

         8.12 Execution in Counterparts.

         This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         8.13 Captions.

         The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

         8.14 Notices.

         All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall, unless other specifically provided in such other Loan Document, be deemed sufficiently given or furnished if (a) in writing and delivered by personal delivery, by courier, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified below (unless changed by similar notice in writing given by the particular party whose address is to be changed), (b) by facsimile to the facsimile number specified below with confirmation thereof in writing by sender pursuant to subsection (a) above, or (c) by oral communication with confirmation thereof in writing by the notifying party pursuant to subsection (a) above within three (3) business days after such oral communication. Any such notice or communication shall be deemed to have been given and to be effective either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein or, in the case of facsimile, upon receipt or, in the case of oral communication, upon the effectiveness of written confirmation as hereinabove provided. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in any Loan Document or to require giving of notice or demand to or upon any person in any situation or for any reason.

     BORROWER:

     D.R. HORTON, INC.
     1901 Ascension Boulevard,Suite 100
     Arlington, Texas  76006

     Attn.:    David J. Keller and Ted I. Harbour

     Facsimile No.:  (817) 856-8249 Telephone No.:  (817) 856-8200

     THE BANK:

     PNC  BANK,  NATIONAL  ASSOCIATION
     Real  Estate  Group - 18th  Floor
     Suite J2-JTTC-18-6 Two Tower Center
     East Brunswick, NJ 08816

     Telephone No.:  (908)220-3566 Facsimile No.: (908) 220-3755

         8.15 Final Agreement.

         THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.




         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first above written.


                                       ATTEST:D.R. HORTON, INC., as the Borrower

By:_/s/ Ted Harbour_______             By:__/s/ David J. Keller______
Title:_Asst. Vice President            Title:___CFO______________________

[Corporate Seal]

                                       PNC BANK, NATIONAL ASSOCIATION,
                                       as the Bank

                                       By:__/s/________________________
                                       Title:_Vice President___________





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